UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JANUARY 14, 2008

CONSOLIDATED GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 16, 2008, the Board of Directors of Consolidated Graphics, Inc. (the “Company”) announced that it appointed Jon C. Biro, age 41, as Executive Vice President — Chief Financial and Accounting Officer of the Company. Joe R. Davis, who was acting as interim Chief Financial and Accounting Officer, resigned from such position effective on January 14, 2008. Mr. Davis shall remain the Chief Executive Officer and Chairman of the Board of the Company.

Prior to joining the Company, Mr. Biro, a certified public accountant, was principally employed as the Chief Financial Officer and Treasurer of ICO, Inc. (Nasdaq: ICOC) (“ICO”) since 2002, and had served on ICO’s board of directors since 2003. From 1994 through 2002, Mr. Biro served in various capacities at ICO. Prior to his employment with ICO, Mr. Biro was employed by PriceWaterhouse LLP.

Mr. Biro has entered into an Employment Agreement with the Company to serve as the Executive Vice President - Chief Financial and Accounting Officer of the Company. The Employment Agreement became effective on January 14, 2008 and shall continue through August 31, 2013, unless earlier terminated pursuant to the terms of the agreement. Under its terms, Mr. Biro was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $40.99 per share, subject to vesting at equal annual installments over a five year period, and is entitled to receive an annual base salary of $250,000. Mr. Biro is also eligible to receive an annual discretionary bonus. Mr. Biro’s Employment Agreement also contains restrictions on his ability to compete or interfere with the business of the Company during the employment period and for certain periods thereafter. If Mr. Biro is terminated without “cause” or he resigns for “good reason”, as such terms are defined therein, Mr. Biro is entitled to receive his annual base salary and welfare benefits for a period of one year following the date of termination.

Mr. Biro has also entered into a Change in Control Agreement with the Company. Under the terms of such agreement, if at any time during the two-year period following a “change in control” (as defined therein) of the Company Mr. Biro dies, becomes disabled, is terminated without “cause” (as defined therein) or resigns under certain circumstances, then he (or his estate in the event of death) will be entitled to receive a lump sum payment equal to two times the sum of his annual base salary. Mr. Biro would continue to receive any employee welfare benefits he was receiving prior to such time for the remaining portion of the two-year period following a change in control. Additionally, any unvested equity-based compensation held by Mr. Biro will become fully vested and immediately exercisable or convertible, as the case may be, upon the occurrence of a change in control of the Company.

Except as set forth above, there are no arrangements or understandings between Mr. Biro and any other person pursuant to which he was appointed Executive Vice President — Chief Financial and Accounting Officer. There are no relationships or related transactions between Mr. Biro and the Company of the type required to be disclosed under Items 401(d) and 404(a) of Regulation S-K.

The summaries of Mr. Biro’s Employment Agreement and Change in Control Agreement are qualified in their entirety by the terms of such agreements, which are filed herewith as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

ITEM – 7.01 REGULATION FD DISCLOSURE

On January 16, 2008, the Company issued a press release announcing the appointment of Mr. Biro as Executive Vice President — Chief Financial and Accounting Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM — 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

The following exhibit is filed herewith:

99.1	Press release of the Company dated January 16, 2008, announcing the appointment of Jon C. Biro as the Company’s Executive Vice President — Chief Financial and Accounting Officer.

10.1	Employment Agreement dated December 17, 2007 between Jon C. Biro and the Company.

10.2	Change in Control Agreement dated December 17, 2007 between Jon C. Biro and the Company.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934,
THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY
THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By: /s/ Joe R. Davis
Joe R. Davis
Chief Executive Officer

Date: January 18, 2008

Exhibit Index

Exhibit Number	Description
99.1	Press release of the Company dated January 16, 2008, announcing the appointment of Jon C. Biro as the Company’s Executive Vice President — Chief Financial and Accounting Officer.
10.1	Employment Agreement dated December 17, 2007 between Jon C. Biro and the Company.
10.2	Change in Control Agreement dated December 17, 2007 between Jon C. Biro and the Company.